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                                                                    Exhibit 99.2

                             RAPTOR SYSTEMS, INC.

                   Proxy for Special Meeting of Stockholders

                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints each of Shaun McConnon and John S. Ingalls (the "Proxies") with full power of substitution, with the powers (each having full power to act without the other) the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock, $0.01 par value per share, held by the undersigned in Raptor Systems, Inc. (the "Company") at the Special Meeting of Stockholders to be held on February 5, 1998 (the "Special Meeting"), and at any adjournments or postponements thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposal 1 below unless otherwise indicated.

     You are encouraged to specify your choices by marking the appropriate box. SEE REVERSE SIDE. The Proxies cannot vote your shares unless you sign and return this card.

                 (continued and to be SIGNED on the other side)

                            . FOLD AND DETACH HERE .
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    Please mark your
    vote as in this example

        [X]

1. The approval and adoption of (i) the Agreement and Plan of Merger, dated as of December 1, 1997, by and among the Company, AXENT Technologies, Inc., and Axquisition Two, Inc., and (ii) the merger of Axquisition Two, Inc. with and into the Company, with the Company being the surviving wholly-owned subsidiary of AXENT Technologies, Inc.

        FOR          AGAINST        ABSTAIN
        [_]            [_]            [_]

2. In their discretion, the Proxies are authorized to vote upon any other matter that may come before the Special Meeting or any adjournments or postponements thereof.

    This Proxy, if properly executed, will be voted in accordance with the undersigned's direction as set forth herein. If no direction is made, this Proxy will be voted FOR Proposal 1. This Proxy may be revoked in writing prior to its exercise. The undersigned hereby revokes any proxies hereto given to vote upon or act with respect to such shares.


                                                 NOTE:  PLEASE SIGN EXACTLY AS
                                                 YOUR NAME OR NAMES APPEAR
                                                 HEREON.  JOINT OWNERS SHOULD
                                                 EACH SIGN PERSONALLY, WHEN
                                                 SIGNING AS AN ATTORNEY,
                                                 EXECUTOR, TRUSTEE OR GUARDIAN,
                                                 PLEASE GIVE YOUR FULL TITLE AS
                                                 SUCH.

                                                 Dated: _________________ , 1998

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature (see note above)

                                                 IMPORTANT: PLEASE SIGN, DATE
                                                 AND RETURN PROMPTLY.

                            . FOLD AND DETACH HERE .